UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2007

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	33-0231678	000-26937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Compensation Arrangements for 2007

On May 23, 2007, the Compensation Committee of the Board of Directors of Quest Software, Inc. (“Quest” or the “Company”) approved executive compensation arrangements for the Company’s executive officers for 2007. The compensation arrangements are designed to support Quest’s objectives to attract, retain and motivate executive talent, to achieve revenue growth and enhance profitability, and to maximize shareholder value in the highly competitive information technology software marketplace.

The Compensation Committee reviewed published survey sources and information reported by other software vendors in a comparison group for all direct pay elements, including salary, cash incentives and equity, in order to align Quest executive compensation to market comparables. Among other factors, the Compensation Committee noted that Quest executive cash compensation levels have not been competitive, when compared to other software companies having size characteristics comparable to Quest. Accordingly, 2007 compensation opportunities for Quest’s CEO and President were increased and aligned with the market with the intent that performance at the Company’s target levels should yield total direct compensation at the 75th percentile of the comparison group.

Base Salaries. Effective as of January 1, 2007, the Compensation Committee determined the annual base salaries of the executive officers as follows:

Vincent C. Smith, Chief Executive Officer	$1,000,000

Douglas F. Garn, President	$700,000

Michael J. Lambert, Senior Vice President and Chief Financial Officer	$425,000

Discretionary Target Cash Bonus Awards. The Compensation Committee also determined discretionary variable cash bonus targets for the executive officers, which are designed to provide incentives for the executives to perform to the best of their abilities and achieve certain operational, strategic and regional objectives and initiatives or complete certain projects. The executives will become entitled to earn some or all of their respective discretionary bonus targets, to be determined at the discretion of the Compensation Committee, including the opportunity to earn up to 125% of their target bonus amounts based on superior performance relative to designated objectives. The 2007 discretionary bonus targets for the executive officers are as follows:

Vincent C. Smith, Chief Executive Officer	$400,000

Douglas F. Garn, President	$200,000

Michael J. Lambert, Senior Vice President and Chief Financial Officer	$150,000

Executive Incentive Plan. In addition, the Compensation Committee approved and adopted the material terms and conditions of an Executive Incentive Plan (the “Plan”), subject to shareholder approval at the Company’s next annual meeting of shareholders. The Plan is a variable cash incentive program designed to motivate participants to perform to the best of their abilities and achieve Quest’s financial and other performance objectives. In addition, the Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under section 162(m) of the Internal Revenue Code of 1986, as amended.

Under the Plan, participants will be eligible to receive an award only if and to the extent performance goals predetermined by the Compensation Committee are achieved. The performance goals will require the achievement of objectives for one or more of performance criteria. For the initial performance period (consisting of the second, third and fourth quarters of 2007), the two performance criteria include bookings and operating margin. For subsequent performance periods, performance objectives may include one or more of the following: total revenues, license revenues, service revenues, new orders or bookings, operating income, operating margin, earnings per share, earnings before interest, taxes, depreciation and amortization and stock-based compensation, cash flow, net income, operating cash flow, return on assets, return on total shareholder equity, return on sales, assets, capital or investments, total shareholder return, cost reduction goals, budget comparisons, implementation or completion of projects or processes strategic or critical to the Company’s operations, measures of customer satisfaction, or the completion of corporate transactions intended to enhance the Company’s revenue or profitability or expand its business into new or adjacent markets, or any combination of, or a specified increase in, any of the foregoing. The Compensation Committee will determine the basis on which certain performance criteria are to be measured. Certain performance objectives may be measured in accordance with generally accepted accounting principles applied by the Company on a consistent basis, and others may be measured on a “pro forma” basis, excluding from the calculation of such objectives non-cash, non-recurring, extraordinary and certain other items, provided that such adjustments are in conformity with those reported by the Company on a non-GAAP basis.

On May 23, 2007, the Compensation Committee established performance objectives for new orders and operating margin for a performance period beginning on April 1, 2007 and ending on December 31, 2007, and determined target cash bonus awards for the executive officers under the Plan as follows:

Vincent C. Smith, Chief Executive Officer	$600,000
Douglas F. Garn, President	$300,000
Michael J. Lambert, Senior Vice President and Chief Financial Officer	$75,000

The maximum cash award any executive officer may earn is 125% of his target cash bonus award, and the amount of the ultimate award will be reduced if actual achievement of the performance criteria is determined to be below the specified objectives. The Compensation Committee retains discretion to reduce or eliminate (but not increase) the cash bonus awards that would otherwise be payable under this Plan.

Restricted Stock Unit Awards. The Compensation Committee also determined to grant Messrs. Smith and Garn restricted stock units as share right awards (the “Restricted Stock Units”) under the Company’s 1999 Stock Incentive Plan, as amended (the “1999 Plan”) within one week following such time as the Company’s Form S-8 Registration Statement covering shares issuable under the 1999 Plan becomes effective (the “Award Date”), and subject to shareholder approval of the Executive Incentive Plan described above. The Restricted Stock Unit awards are intended to qualify as performance-based compensation under section 162(m) of the Internal Revenue Code of 1986, as amended.

On the Award Date, the Company will grant 120,000 Restricted Stock Units and 60,000 Restricted Stock Units to Messrs. Smith and Garn, respectively. The Restricted Stock Units will initially vest upon the Compensation Committee’s certification of the Company’s achievement of the same performance objectives adopted under the Equity Incentive Plan for the executive officer incentive cash bonus awards for the initial performance period, and the Compensation committee’s certification of the Company’s actual performance measured against those objectives will determine the ultimate number of shares of the Company’s Common Stock deliverable under the Restricted Stock Units. The maximum number of shares of the Company’s Common Stock which Mr. Smith and Mr. Garn will receive under the Restricted Stock Units is 120,000 shares and 60,000 shares, respectively. The Restricted Stock Units for the number of shares then determined will thereafter vest in three equal increments, subject to continued employment with the Company, on each of the first three anniversary dates of the Award Date; provided, however, that vesting of the Restricted Stock Units will be accelerated in the event of a Change of Control of the Company, according to the applicable provisions of the 1999 Plan. The executives will have the right to defer delivery of such shares subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

To the extent the Restricted Stock Units do not vest, they shall be forfeited. The Restricted Stock Unit grants will be contingent on execution of the Company’s form of restricted stock unit agreement and will be subject to the terms and conditions of the 1999 Plan and the Executive Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date: July 13, 2007

	By:	/s/ J. Michael Vaughn
J. Michael Vaughn
Vice President, General Counsel